EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 12, 2003, relating to the financial statements of The PBSJ Corporation, which appears in The PBSJ Corporation Annual Report on Form 10-K for the year ended September 30, 2003.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

February 13, 2004